Amended and Restated Loan Servicing Agreement

THIS AMENDED AND RESTATED LOAN SERVICING AGREEMENT ("the Agreement") is made as of December 23, 1998, between Wilshire Servicing Company UK Limited a company incorporated in England under Company Registration Number 3277447 whose registered office is at 4 St Paul's Churchyard, London EC4M 8AY ("the Servicer") and Wilshire Real Estate Investment Trust Inc., a Maryland corporation ("the Company").

                                    RECITALS

The Company and certain of its affiliates intend to acquire and/or originate mortgage loans, real estate mortgage backed securities and other real estate related assets in the United Kingdom ("the Real Estate Assets") during the term of this Agreement. The Company desires that the Servicer service such loans and the Servicer desires to do the same. The Company and Servicer previously entered into a Loan Servicing Agreement dated April 6, 1998 ("Original Agreement") and the parties wish to amend and restate the Original Agreement.

The parties hereby agree as follows:

      1. Exclusive Servicing of Real Estate Assets. The Servicer shall provide portfolio management services including billing, portfolio administration and collection services ("Services") for all Real Estate Assets unless the Servicer and the Company agree that specific Real Estate Assets shall not be so serviced ("Excluded Real Estate Assets"). The Company agrees that the Servicer shall not be required to service Real Estate Assets for which the Servicer may not have applicable licences. The Company agrees that the Servicer shall service all of its Real Estate Assets and any affiliate's Real Estate Assets, except for Excluded Real Estate Assets under this Agreement.

      2. Manner and performance of Services. Except as otherwise specifically provided herein the Servicer shall be entitled to exercise its sole discretion in servicing the Real Estate Assets. The Servicer shall devote such time and attention as shall be necessary to provide the Company with the Services described herein. The Servicer may service its own loans, real estate and financial assets and render services to any current or future clients, provided that such activities do not interfere with the Servicer's performance of the Services. The Services to be provided by the

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Servicer include the following:

      2.1 The Servicer's Duties in General. The Servicer shall administer the Real Estate Assets with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable Real Estate Assets that it services for its own account or as a fiduciary for others. The Servicer shall take all necessary actions which the Servicer in good faith determines are commercially reasonable in regard to each Real Estate Asset, which in the case of a loan shall continue until it is collected or the Servicer, in its good faith judgement, determines that is no longer commercially reasonable to continue to try to collect the outstanding indebtedness on the loan.

      2.2 Compliance. The Servicer shall use its best efforts to comply throughout the term of the Agreement with all requirements of applicable laws and regulations including to the extent applicable, any consumer and debt collection protection laws and any other consumer credit and disclosure laws.

      2.3 Collection. The Servicer shall use its reasonable efforts, but not less than the same efforts it uses with respect to comparable Real Estate Assets that it services for others, to collect all payments due and to become due under each of the Real Estate Assets from the party or parties liable thereunder (a "Borrower").

      2.4 Subcontractors. The Servicer may subcontract services but no such subcontract shall relieve or reduce the Servicer's obligation to perform services as provided in this Agreement. The Servicer shall notify the Company and/or WRSC of each subcontract entered into by it within twenty (20) business days after such subcontract is entered into, and shall attach a copy of such subcontract. The Servicer shall also notify the Company and/or WRSC as soon as any subcontract is no longer necessary with respect to any Real Estate Assets and shall immediately terminate such subcontract is no longer necessary with respect to any Real Estate Assets and shall immediately terminate such subcontract as to such Real Estate Assets. Each subcontract shall provide that it is terminable at will without payment of a termination fee or penalty. Each subcontract will be upon such terms and conditions as are not inconsistent with this Agreement. As part of its servicing activities hereunder, the Servicer shall enforce the obligations of each subcontractor under the related subcontract. Any subcontract and any other transactions or services relating to the Real Estate Assets involving a subcontractor shall be deemed to be between such subcontractor and

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Servicer alone, and the Company shall have no obligation, duty or liability with respect to such subcontractor, including, without limitation, any obligation, duty or liability to pay such subcontractor fees and expenses. For purposes of remittances by the Servicer pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when the applicable subcontractor has received such payment.

      2.5 Indemnity. The Servicer shall reimburse and indemnify the Company and its successors and assigns for and against, and hold the Company and its successors and assigns harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses and disbursements, including without limitation reasonable legal fees and disbursements, which may be imposed upon, or incurred by the Company in any way relating to or arising out of the Servicer's gross negligence in its performance of its duties hereunder. The Company shall reimburse and indemnify the Servicer and its successors and assigns and hold the Servicer and its successors and assigns harmless from and against, any all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses and disbursements, including without limitation reasonable legal fees and disbursements, which may be imposed upon, or incurred by the Servicer in any way relating to or arising out of the Real Estate Assets or the servicing, thereof prior to the servicing thereof by the Servicer other than arising out of the Servicer's gross negligence.

      2.6 Amendments, Variable Rate and Redemptions. In connection with its collection efforts the Servicer may modify or change the interest rate of any loan, and quote to, and accept from a Borrower a full or partial redemption amount on any loan as full settlement.

      2.7 Monthly Accounting Reports. For each month during the term of this Agreement, the Servicer will furnish the Company with a monthly report regarding the Real Estate Assets by the twenty-fifth (25th) day of the following month. The Servicer shall furnish at the Servicer's cost such other information regarding the Servicer, the Real Estate Assets and this Agreement as the Company may from time to time reasonably request, provided, that if the information or data requested by the Company is something the Servicer cannot produce internally from its then existing reporting systems without manual compilation or production, or reprogramming its computer system, the Company shall reimburse the Servicer for its cost for furnishing such information.

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      3. Term. This Agreement shall commence on April 6, 1998 and shall continue in force for two (2) years and thereafter will automatically renew for successive one year periods unless either party delivers a notice of termination at least 120 days prior to the end of the them current term. Notwithstanding any other provision to the contrary, this Agreement shall be terminated if the Management Agreement dated 6 April 1998 between the Company and Wilshire Realty Services Corp. a Delaware corporation ("WRSC") is terminated by either the Company or WRSC.

      4. Insurance

      4.1 Insurance Coverage Requirements. The Servicer shall use its best endeavours to cause the Borrower to maintain for each Real Estate Asset which is a loan all buildings insurance required by the terms of the relevant facility letter or loan agreement of the amount set forth therein. If the Borrower fails to maintain such insurance the Servicer shall notify the Company as promptly as possible and in accordance with usual servicing practice shall put in place and maintain a buildings insurance policy covering all the usual risks in an amount by reference to the current valuation. To the extent that the Servicer has expended its own funds to pay insurance premiums under this clause the cost of such premiums shall be deemed a servicing advance. The Servicer shall promptly notify the Company as soon as it is notified of a change of insurance carrier or increase in deductible or a decrease in the scope or amount of coverage with regard to any insurance policy maintained by a Borrower.

      4.2 Servicer Insurance Requirement. In the event that the Servicer shall obtain and maintain a block buildings insurance policy in respect of the Real Estate Assets with a reputable insurer to the extent that such policy provides no less coverage in scope than the insurance required to be maintained by the Servicer under clause 4.1 above the Servicer shall conclusively be deemed to have satisfied its obligations as set forth in clause 4.1. If the amount of the deductible under that policy is greater than it would have been under a policy effected under clause 4.1 the Servicer shall pay the difference into a custodial account prior to the date on which the fund due to the Company under the policy are required to be distributed to the Company. In accordance with its obligations under this Agreement the Servicer agrees to make any claim under any such block buildings insurance policy on behalf of itself and the Company.

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      4.3 Servicer Insurance Requirement. The Servicer shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a blanket fidelity bond and errors and omissions insurance policy covering the Servicer's officers and employees acting on behalf of the Servicer in connection with its activities under this Agreement. The amount of such coverage shall meet the servicing requirements of prudential institutional commercial or residential mortgage loan servicers for the relevant market. In the event that such bond or policy ceases to be in effect, the Servicer shall obtain a comparable replacement bond or policy. Coverage of the Servicer under a policy or bond obtained by an affiliate of the Servicer and providing the coverage required by this section shall satisfy the requirements of this clause.

      5. Annual Statement as to Compliance. The Servicer will deliver to the Company on or before 31 December in each year beginning 31 December 1998 an officer's certificate stating as to each signatory thereof that (a) a review of the activities of the Servicer during the preceding calendar year (or during the period from the date of execution of this Agreement until the end of the calendar year in the case of the first certificate) and of performance of under this Agreement has been made under such officer's supervision; and (b) to the best of such officer's knowledge based on such review the Servicer has fulfilled in all material respects all its obligations under this Agreement throughout such period or if there has been a material default in the fulfilment of any such obligation specifying each such default known to such officer and the nature and status thereof.

      6. Access. Upon reasonable advance notice, the Servicer will provide reasonable access, during its normal business hours at its offices, to the Company to the Servicer's books and records regarding the Real Estate Assets.

      7. Fees and Costs. The Company shall pay the Servicer and the Servicer may retain or disburse from any Real Estate Asset proceeds the following amounts:

      7.1 Reimbursement of Costs. All bona fide amounts paid by the Servicer to third parties in connection with this Agreement, including without limitation, stationery suppliers, related printing costs, estate agents fees, legal fees, travel, insurance costs and payments arising out of acts and omissions of third parties (including persons from whom the Real Estate Assets are acquired) and the Servicer's standard photocopying charges.

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      7.2 Service Fee. The Servicer shall be entitled to a fee ("the Service
Fee") for servicing the Real Estate Assets equal to (a) all interest and other earnings paid or accrued on amounts from time to time on deposit in any accounts in which proceeds of Real Estate Assets are deposited plus (b) a monthly fee together with VAT at the current rate equal to an amount negotiated by the parties for each particular Real Estate Assets portfolio which monthly fee shall be comparable to fees charged by other industry participants for servicing comparable Real Estate portfolios.

      7.3 Payment. The Servicer may withdraw on a monthly basis from all Real Estate Assets proceeds all escrow payments, costs and the Service Fee. Within twenty-five (25) days after the last day of each calendar month the Servicer shall pay to the Company or the affiliate owning the Real Estate Assets the net proceeds received in that calendar month. The Company or the applicable affiliate shall pay the Servicer within fifteen (15) days after billing for any excess fees and costs. The Servicer shall receive any ancillary income, other than float revenue.

      8. Independent Contractor. The Servicer shall provide the Services in the capacity of an independent contractor. Nothing in this Agreement shall be construed as establishing an employment partnership or joint venture between the Company and the Servicer.

      9. Representations of the Company

      9.1 The Company has been duly organised and is validly existing and of good standing under the laws of the jurisdiction of its organisation with power and authority to own its own properties and to conduct its business as such properties are currently owned and such business is currently conducted.

      9.2 The Company has the power and authority to execute and deliver this Agreement and to carry out its terms and the execution, delivery and performance of this Agreement have been duly authorised by the Company by all necessary action on the part of the Company.

      9.3 This Agreement constitutes a legal valid and binding obligation of the Company enforceable in accordance with its terms.

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      9.4 In those instances in which the Real Estate Assets are owned by an affiliate of the Company, the Company will cause the affiliate to comply with the Company's obligations hereunder with regard to such asset.

      10. Representations of the Servicer. The Servicer represents to the Company that it is duly incorporated under the Companies Act 1985 and that it has power under its Memorandum and Articles of Association and all necessary corporate authority has been obtained and action taken to carry on its business as it is now being conducted and to sign and deliver and perform the transactions contemplated in this Agreement.

      11. Audits and Examination.

      11.1 The Servicer shall use reasonable efforts to maintain in good order and condition throughout the term of this Agreement all Real Estate Assets files and relevant materials that the Servicer has received regarding the Real Estate Assets.

      11.2 The Servicer shall maintain a copy of each Real Estate Asset file at its office or elsewhere within its control provided that at the Company's request the Servicer will deliver copies of such Real Estate Asset files to the Company or a designee of the Company. The Servicer shall make available to the Company or its duly authorised representatives lawyers or auditors the Real Estate Assets files and the related accounts records and computer systems maintained by the Servicer at such times as the Company shall reasonably request.

      11.3 The Servicer shall permit the Company and its agents to audit the books and records of the Servicer applicable to the Real Estate assets at the Servicer's business premises during the Servicer's normal business hours upon reasonable prior notice to the Servicer. The Company shall have direct access to the Servicer's management information system for the Real Estate Assets or if applicable to any service bureau used by the Servicer for the Real Estate Assets.

      12. Substitute Servicer: Limited Arbitration

      12.1 If at any time during the term of this Agreement the Servicer shall breach or default in the performance of a material obligation of the Servicer undertaken in this Agreement, the

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Company and the Servicer shall consult for such period of time as the Company may determine is reasonable under the circumstances to determine a mutually acceptable resolution. In the event that the Company and the Servicer fail to agree thereon within such a period as the Company may specify, the Company may by written notice to the Servicer and without limitation of any other right or remedy of the Company, require that the Servicer transfer the Real Estate Assets, and all of the Servicer's servicing and related rights and obligations in and with respect to the Real Estate Assets, to a substitute servicer to be designated by the Company. Such substitute servicer shall thereupon perform pursuant to a servicing contract acceptable to the Company, all of the Servicer's duties and obligations under this Agreement. Upon the Company's designation of such a substitute servicer the Servicer shall within a reasonable time and to the extent that it holds possession thereof deliver to such substitute servicer all written evidence and documentation of the Real Estate Assets and the Servicer shall thereafter cooperate and follow all instructions of the Company in all reasonable respects to facilitate such substitute servicer's performance of the Servicer's duties and obligations under this Agreement. The fees and expenses of the substitute servicer shall be paid by the Company. The Servicer, however shall continue to be entitled to the Servicer's Service Fee with regard to any Real Estate Assets being serviced under this section, net of all servicing fees paid by the Company to the substitute servicer for such Real Estate Assets.

      12.2 If the Servicer wishes to contest or dispute the Company's appointment of a substitute servicer, the Servicer shall so notify the Company in writing within thirty (30) days after such appointment specifying in the notice the Servicer's reasons for doing so. Such dispute regarding the Company's appointment of a substitute servicer shall be settled by arbitration by one arbitrator in England appointed jointly by the parties or in default of agreement by the president of the Law Society. The arbitrator shall be impartial and neutral and shall have experience in the management of operations of an institution which performs services similar to those to be performed by the Servicer under this Agreement. The decision of the arbitrator shall be final, binding and conclusive on the parties. The arbitrator shall comply with the privacy restrictions provided in clause 12.6 regarding publication of any award.

      12.3 In no event shall the arbitrator have power or authority to add to or to detract from the agreements of the parties nor to award punitive or consequential damages. The arbitrator shall be authorised only to render an award regarding a dispute or controversy concerning the Company's appointment of a substitute servicer pursuant to clause 12.1 hereof, including an award of costs and

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expenses as herein provided and the arbitrator shall not purport to determine or issue an award regarding any other legal or equitable rights or remedies of the parties.

      12.4 The arbitration hearing will conclude and the arbitrator's award shall be rendered in writing within 30 days after it commences. The arbitrator will make every effort to enforce this requirement strictly but may extend the time for the hearing upon a showing that exceptional circumstances require extension to prevent manifest injustice.

      12.5 The arbitrator shall award to the prevailing party as determined by the arbitrator all costs fees and expenses related to the arbitration including reasonable legal fees and fees of experts and other professional incurred by the prevailing party.

      12.6 The Servicer and the Company acknowledge that the existence, progress and results of any arbitration held under this Agreement and any arbitral award are to remain private. Each party agrees not to publish or disclose any information regarding the arbitration or any such award by any means except as may be required for enforcement of any arbitral award and further agrees to take reasonable care but in any event no less care than it takes to protect its own confidential business information generally, to prevent disclose and dissemination of such information.

      12.7 The award rendered in any arbitration may be enforced in any court of competent jurisdiction.

      13. General Provisions

      13.1 Written Notices. Notices under this Agreement must be in writing and sent by first class postage prepaid to the appropriate addresses shown above unless that address has been changed by notice given as provided herein at least three (3) business days in advance of the effective date of such change. Notice will be effective three (3) business days after postage.

      Wilshire Real Estate Investment Trust Inc.
      1776 SW Madison Street
      Portland, OR 97207 U.S.A.

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With a copy to

      James M Waddington
      Proskauer Rose LLP
      1585 Broadway
      New York, NY 10036-8299 U.S.A.

      Wilshire Servicing Company UK Ltd
      4 St Paul's Churchyard
      London EC4M 8AY

With a copy to

      Bo Aberg
      Wilshire Servicing Company UK Ltd
      Wilshire House
      19/21 Woolmead
      Farnham
      Surrey GU9 7TT

      13.2 Events beyond the Control of the Parties. Performance by either party hereunder will not be deemed to be in default where the delay or default is due to events beyond its reasonable control including without limitation war, insurrection, strike, lock out, riots, floods, earthquakes, fires, casualties, acts of God, epidemics, quarantine restrictions, governmental restrictions, inability to secure necessary labour or materials, acts of the other party, or failure to act of any public to governmental agency or entity.

      13.3 Further Assurances. Following the execution of this Agreement the Servicer and the Company, respectively, shall, from time to time at the request of the other, execute and deliver such other, documents and instruments and shall take such other actions as may be reasonable necessary or appropriate to carry out and perform more effectively the terms and purposes of this Agreement.

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      13.4 Counterparts. This Agreement may be executed in one or more counterparts. Each signed counterpart shall be deemed an original, but all of them together constitute one and the same instrument.

      13.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all proposals oral or written, including without limitation, the Original Agreement, and all negotiations conversations or discussions heretofore had between the parties relating to the subject matter of this Agreement. Any amendment to this Agreement must be in writing signed by the party to be charged.

      13.6 Governing Law This Agreement is to be governed by and construed in accordance with English Law and each party agrees to submit to arbitration in England and the exclusive jurisdiction of the English courts as regards any claim or matter arising under it.

      13.7 Severability. If any provision herein is deemed unenforceable in whole or in part such provision shall be deemed severable solely to the extent of such enforceability without impacting on the remainder of this Agreement.

SIGNED FOR AND ON BEHALF OF
WILSHIRE SERVICING COMPANY              /s/ Bo Aberg
UK LIMITED                              ----------------------------------------
(Authorised Signatory)                  Bo Aberg
                                        Print Name


SIGNED FOR AND ON BEHALF OF
WILSHIRE REAL ESTATE                    /s/ Andrew Wiederhorn
INVESTMENT TRUST Inc.                   ----------------------------------------
(Authorised Signatory)                  Andrew Wiederhorn
                                        Print Name

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                  AMENDED AND RESTATED LOAN SERVICING AGREEMENT
                             SERVICING FEE SCHEDULE

Pursuant to the Amended and Restated Loan Servicing Agreement made as of December 23, 1998 between Wilshire Servicing Company UK Limited and Wilshire Real Estate Investment Trust Inc., the parties agree that the Service Fees shall be as follows for the following assets.

Asset                                     Service Fees
-----                                     ------------

WREP Islands (Warners)
      Management Fees per annum           1% of invested amount
      Service Fees                        5% of cash receipts

Savoy
      Management Fees per annum           1% of invested amount (i.e. UPB)
      Service Fees                        20 basis points of UPB

Albany Loans
      Management Fees per annum           1% of average invested amount
      Service Fees                        50 basis points on invested amount of
                                          performing loans or 5% of cash
                                          receipts on non-performing

Dated as of December 23, 1998

Wilshire Servicing Company UK Limited     Wilshire Real Estate Investment
                                            Trust Inc.


By:/s/ Bo Aberg                           By: /s/ Andrew Wiederhorn
   ----------------------------------         ----------------------------------
Name: Bo Aberg                            Name: Andrew Wiederhorn
Title:_______________________________     Title:________________________________

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                  AMENDED AND RESTATED LOAN SERVICING AGREEMENT
                             SERVICING FEE SCHEDULE

Pursuant to the Amended and Restated Loan Servicing Agreement made as of December 23, 1998 between Wilshire Servicing Company UK Limited ("UK") and Wilshire Real Estate Investment Trust Inc., ("WREIT") the parties agree that the Service Fees shall be as follows for the following assets. These Service Fees are in addition to any management fees to be paid by WREIT under its Management Agreement with Wilshire Realty Services Corporation.

Asset                                              Service Fees
-----                                              ------------

WREP Islands (Warners)                      5% of cash receipts (gross rent)
                                            collected (UK shall be responsible
                                            for all other third party servicing
                                            fees and costs, including without
                                            limitation, Cardelles).

Savoy                                       0

Albany Loans                                50 basis points per annum on unpaid
                                            principal balance of performing
                                            loans and 5% of cash receipts on
                                            non-performing loans

A loan is non-performing if payments are more than 90 days delinquent. Servicer shall inform the Company as soon as practicable of any change in status of performing loans and non-performing loans.

Dated as of December 23, 1998

Wilshire Servicing Company UK Limited       Wilshire Real Estate Investment
                                              Trust Inc.


By:/s/ Bo Aberg                           By: /s/ Andrew Wiederhorn
   ----------------------------------         ----------------------------------
Name: Bo Abert                            Name: Andrew Wiederhorn
Title:_______________________________     Title:________________________________